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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2003

UPC POLSKA, INC.
(Debtor-In-Possession)
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-22877 (Commission File Number)	06-1487156 (IRS Employer Identification No.)
4643 Ulster Street, Suite 1300, Denver, Colorado 80237 (303)770-4001 (Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Item 3. Bankruptcy and Receivership

        On October 30, 2003, the United States Bankruptcy Court for the Southern District of New York (the "U.S. Bankruptcy Court") entered an order approving UPC Polska, Inc.'s ("UPC Polska" or the "Company") First Amended Disclosure Statement with respect to the First Amended Chapter 11 Plan of Reorganization Jointly Proposed by UPC Polska, Inc. and UPC Polska Finance, Inc. (the "Disclosure Statement") in connection with the Company's pending case filed on July 7, 2003 under Chapter 11 of the United States Bankruptcy Code (Case No. 03-14358) and authorizing the Company to begin soliciting votes for its proposed Chapter 11 plan of reorganization from creditors with impaired claims which would receive distributions under such plan.

        Holders of record of allowed claims against the Company as of October 31, 2003 will be entitled to vote their claims with respect to the Company's Chapter 11 plan of reorganization. The Company expects to mail the approved disclosure statement and related ballots on or before November 5, 2003. Final ballots for voting on the Chapter 11 plan of reorganization are due by 5:00 p.m. (New York City time) on November 24, 2003. The confirmation hearing on the Chapter 11 plan of reorganization is scheduled for December 3, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (a)
  Not applicable.

  (b)
  Not applicable.

  (c)
  Exhibits

Exhibit Number	Description
99.1	First amended disclosure statement jointly proposed by the Company and UPC Polska Finance, Inc., dated October 27, 2003, with annexes, including Annex A (first amended plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2003

UPC POLSKA, INC.
By:	/s/ SIMON BOYD
Name: Simon Boyd
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	First amended disclosure statement jointly proposed by the Company and UPC Polska Finance, Inc., dated October 27, 2003, with annexes, including Annex A (first amended plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code).

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SIGNATURES
Exhibit Index